SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549


                                 Form 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934


     Date of Report (Date of earliest event reported) August 31, 1998


                      United Financial Mortgage Corp.
          (Exact name of registrant as specified in its charter)

   Illinois_________________________________
   (State or other jurisdiction of incorporation)

        600 Enterprise Drive, Suite 206, Oak Brook, Illinois 60523
                 (Address of principal executive offices)

   Registrant's telephone number, including area code: (630) 571-7222

   ________________Not Applicable_____________
   (Former name or former address, if changed since last report.)

   Item 5.        Other Events

   On August 31, 1998, United Financial Mortgage Corp. (the "registrant") issued a press release regarding the signing of a letter of intent to acquire Mortgage Services of America, Inc. The transactions contemplated by the letter of intent are subject to various contingencies, including due diligence matters and execution of definitive acquisition documents. A copy of the press release is attached hereto as Exhibit 99.

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                   United Financial Mortgage Corporation

                                               /S/ Steve Y. Khoshabe
   September 1, 1998                           Vice President and Chief
                                               Financial Officer